EXHIBIT 32
Written Statement of Chief Executive Officer and Acting Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)
The undersigned, the Chief Executive Officer and the Interim Chief Financial Officer of TeleTech Holdings, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:
a.	Amendment No. 1 to the Annual Report on Form 10-K (the “Report”) filed on the date hereof with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Kenneth D. Tuchman
Kenneth D. Tuchman
Chief Executive Officer

May 15, 2007

By:	/s/ John R. Troka, Jr.
John R. Troka, Jr.
Interim Chief Financial Officer

May 15, 2007